UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

wyoming	001-13126	87-3971203
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

625 Stanwix St. #2504, Pittsburgh, PA 15222

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

108 Scharberry Lane #2, Mars, PA 16046

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	IGOT	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO WORLDWIDE, INC. is referred to herein as “FOMO”, “we”, “us”, or the “Company”.

Item 1.03 Bankruptcy or Receivership.

FOMO WORLDWIDE, INC. and subsidiaries were placed into receivership on April 1, 2024 by Thermo Communications Funding LLC (“Thermo”) through the Court of Common Pleas of Allegheny County, Pennsylvania (No GD 24-002108). On May 22, 2024, Michael Von Lehman of Meridian Management Partners replaced John Raymond, Vice President of our SMARTSolution Technologies, Inc. subsidiary, as Independent Receiver for FOMO WORLDWIDE, INC. and our subsidiaries. We have been approved by Mr. Von Lehman, his counsel, and Thermo Communications Funding LLC to exit receivership along with our wholly owned subsidiary Diamond Technology Solutions, LLC. The matter is scheduled for a Court hearing on July 12, 2024. We have agreed to a forbearance agreement with Thermo and hope to exit receivership sooner than this date, though there can be no assurances we will be successful. If we are unable to exit receivership, it is more likely than not that we will be unable to secure capital to bring our public corporation SEC reporting current, deleverage, and/or fund growth.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On or around June 24, 2024, we were notified that our audit firm Urish Popeck & Co LLC resigned. There were no disagreements between us and Urish Popeck regarding reported financials or accounting treatments/principles. We have received an engagement letter from another PCAOB audit firm that is standing by to complete our 2023 Form 10-K and March 31, 2024 Form 10-Q pending financing, which we will likely be unable to obtain in receivership.

Item 7.01 Regulation FD Disclosure.

We have offered to buy the assets and operations of a cloud-based AI-driven technology platform that monitors Internet of Things (IoT) sensors in commercial, industrial, and government buildings. The target has an initial application targeting water damage and humidity that leads to an estimated $100 billion in property damage per year nationwide. Unless we exit receivership and are able to bring our financials SEC current, we will likely not be able to raise capital and consummate the acquisition.

Item 8.01 Other Events.

OTC Markets has notified us that our grace period for our solicited quotes obtained earlier this year through a successful 10-month 15c211 FINRA Compliance review will expire on or around July 17, 2024, at which time our common stock will be no longer be electronically quoted and therefore listed on the OTC Expert Market. Such Expert Market listing will have a significant negative impact on our liquidity and ability to raise capital to fund our public company reporting requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: July 1, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer